PRICING SUPPLEMENT NO. 96                                         Rule 424(b)(3)
DATED: July 8, 1997                                           File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                      $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
                  WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $100,000,000  Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]      Certificated Notes [_]
July 10, 1997

Maturity Date:
July 10, 1998

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)

N/A                      N/A                     N/A                N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                Minimum Interest Rate: N/A

[_]     Federal Funds Rate                   Interest Reset Date(s): *

[_]     Treasury Rate                        Interest Reset Period: Daily

[_]     LIBOR Reuters                        Interest Payment Date(s): **

[_]     LIBOR Telerate

[x]     Prime Rate

[_]     CMT Rate

Initial Interest Rate: ***                   Interest Payment Period: Quarterly


 Index Maturity:  N/A

 Spread (plus or minus): -2.82%
-----------------------------------------

*     Daily on each Business Day.

**    10/10/97, 1/12/98, 4/10/98 and 7/10/98.

***   The Prime Rate as of July 10, 1997, minus 282 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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